Exhibit 99.2

Cetus Capital Acquisition Corp. Announces Closing of Initial Public Offering and Exercise of Full Over-Allotment Option

DELAWARE, Feb. 3, 2023 — Cetus Capital Acquisition Corp. (Nasdaq: CETUU) (the “Company”) announced today that it closed its initial public offering (the “Offering”) of 5,000,000 units at $10.00 per unit. Each unit consists of one share of the Company’s Class A common stock, one redeemable warrant, and one right. Each warrant entitles the holder thereof to purchase one share of the Company’s Class A common stock at a price of $11.50 per share. Each right entitles the holder thereof to receive one-sixth (1/6) of one share of Class A common stock upon consummation of the Company’s initial business combination. The underwriters exercised their over-allotment option in full for an additional 750,000 units at the time of the closing of the Offering. As a result, the aggregate gross proceeds of the Offering, including the over-allotment, are $57.5 million, prior to deducting underwriting discounts, commissions, and other Offering expenses.

The units have been listed on the Nasdaq Capital Market (“Nasdaq”) and began trading on Wednesday, February 1, 2023, under the ticker symbol “CETUU”. Once the securities comprising the units begin separate trading, the Class A common stock, warrants and rights will be listed on Nasdaq under the symbols “CETU”, “CETUW” and “CETUR”, respectively.

The Company is a blank check company incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company has not selected any specific business combination target and has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target. Although the Company’s efforts to identify a target business will not be limited to any particular industry or geographic region, the Company will not consider or undertake a business combination with an entity or business that is based in, or that has its principal or a majority of its business operations (either directly or through any subsidiaries) in, the People’s Republic of China, including Hong Kong and Macau, and we will not consummate our initial business combination with an entity or business with China operations consolidated through a variable interest entity (“VIE”) structure. However, the Company intends to focus its search for a target business in the industrials, information technology and Internet-of-Things industries with an intention to initially prioritize Taiwan. The Company is led by Chung-Yi Sun, the Company’s Chief Executive Officer, President and Chairman of the Board of Directors.

EF Hutton, division of Benchmark Investments, LLC, served as the sole book running manager for the Offering.

Pryor Cashman LLP served as legal counsel to the Company. Sichenzia Ross Ference LLP served as counsel to EF Hutton, division of Benchmark Investments, LLC.

The Offering was made only by means of a prospectus. Copies of the prospectus may be obtained, when available, from EF Hutton, division of Benchmark Investments, LLC, Attn: Syndicate Department, 590 Madison Ave., 39th Floor, New York, New York 10022, by telephone at (212) 404-7002, by fax at (646) 861-4697, or by email at syndicate@efhuttongroup.com. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission (“SEC”), on January 31, 2023. A final prospectus relating to the Offering has been filed with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s anticipated use of the net proceeds of the Offering. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and final prospectus for the Offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact:

Chung-Yi Sun

Chief Executive Officer

Email: jack.cy.sun@cetuscorp.com